UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2005

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 12, 2005, Teleflex Incorporated (the "Company") appointed Bruno Fontanot as the Company's Chief Accounting Officer. Mr. Fontanot, age 47, joined the Company in July 2005 as Corporate Controller. Prior to joining the Company, Mr. Fontanot served as Senior Vice President and Chief Accounting Officer of Foamex International, a manufacturer of high-performance polymer products. Prior to that, he served as Corporate Controller of ViroPharma Incorporated, a company engaged in the development and commercialization of pharmaceutical products. Prior to joining ViroPharma, Mr. Fontanot served as Vice President and Controller of VerticalNet, Inc., a provider of supply management solutions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2005, the Company's Board of Directors (the "Board") approved the amendment and restatement of the Company's bylaws (the "Amended and Restated Bylaws") to effect certain changes to the Company’s existing bylaws. A summary of the substantive changes effected by the Amended and Restated Bylaws is set forth below.

• Shareholder Nomination of Directors. The deadline for stockholders to submit nominees for election to the Board ("Stockholder Nominees") has been revised to require stockholders to submit nominations not less than 120 days nor more than 150 days before the first anniversary of the date of the Company’s proxy statement in connection with the last annual meeting of stockholders.

In addition, stockholders are now required to submit certain additional information concerning Stockholder Nominees, including any information that is required to be disclosed in solicitations of proxies for election of directors under the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.

• Chairman of the Board. The eligibility requirements for the position of Chairman of the Board have been revised to clarify that such individual may be, but is not required to be, the Company’s Chief Executive Officer.

• Indemnification of Directors and Officers. The indemnification rights afforded to the Company’s directors and officers have been revised to provide that the Company’s obligation to indemnify its directors and officers is exclusive of any other rights to which such director or officer may be entitled.

• Fiscal Year End. The provision setting the Company’s fiscal year end as the last Sunday in December has been removed to allow the Company’s fiscal year end to be established by the Board.

• Updates to Reflect Changes in Delaware Law. The Amended and Restated Bylaws incorporate certain changes to reflect changes in the General Corporation Law of the State of Delaware, which include an update providing for notice of stockholder meetings to be delivered to the Company’s stockholders not less than 10 nor more than 60 days prior to the meeting.

A copy of the Amended and Restated Bylaws is attached to this report as Exhibit 3(b) and is incorporated herein by reference. The foregoing description of the amendments effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated Bylaws attached to this report as Exhibit 3(b).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

3(b) Amended and Restated Bylaws of Teleflex Incorporated

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

December 16, 2005	By:	Jeffrey P. Black

Name: Jeffrey P. Black
Title: President and Chief Executive Officer